WMC - WMIL Sub-Advisory Agreement
                        (Registered Investment Companies)

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                                       AGREEMENT dated as of the 24th day of May, 2004, by and between
                                       Wellington Management Company, LLP (WMC), a Massachusetts limited liability partnership and Wellington Management International
                                       Limited (Affiliate), an English private limited company, with respect to the services provided by WMC to J. & W. Seligman &
                                       Company Incorporated ("Seligman") pursuant to (i) the Subadvisory
                                       Agreement dated December 5, 2003 with respect to Seligman
                                       Portfolios, Inc., and (ii) the Subadvisory Agreement dated December
                                       5, 2003 with respect to Seligman Global Fund Series, Inc., in each case by and between Seligman and WMC (each a "WMC Subadvisory
                                       Agreement" and collectively, the "WMC Subadvisory Agreements").

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Appointment of Affiliate as            WMC hereby appoints the Affiliate as sub-adviser to provide
Sub-Adviser/Acceptance of Appointment  investment management service for certain assets of the investment account or accounts of Seligman, as agreed to from time to time between Affiliate and WMC (each, an "Account" and collectively, the
                                       Accounts") under the terms and conditions set forth in the
                                       Agreement. Each Account subject to this Agreement is referred to in
                                       Attachment A, as amended from time to time by the parties. By execution of this Agreement, Affiliate accepts appointment as investment sub-adviser and agrees to manage, supervise and direct the investments of the Accounts pursuant to the provisions of this
                                       Agreement.

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Discretionary Authority-Investments    Affiliate shall have discretionary or advisory authority, to the same extent as WMC has been given discretionary or advisory authority with respect to each Account, to manage, supervise and direct, or advise, as the case may be, the investment and
                                       reinvestment of assets in the Accounts, subject to the investment objectives and guidelines of each such Account. Affiliate shall have full power and authority (to the same extent as WMC has been given such power and authority under the respective WMC Subadvisory
                                       Agreement) to act on behalf of the Accounts with respect to the purchase, sale, exchange, conversion or other transactions in any and all stocks, bonds, cash held for investment, and other assets, including shares of a registered investment company for which WMC may act as investment adviser and, upon proper authorization by WMC, interests in a collective trust maintained by a bank or trust company, including one maintained by an affiliate of WMC which are appropriate under any Account's guidelines.

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                        WMC - WMIL Sub-Advisory Agreement

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Execution of Securities Transactions   WMC shall retain responsibility for executing securities
                                       transactions on behalf of the Accounts, as directed by Affiliate.
                                       Accounts managed under this Agreement shall be subject to WMC's
                                       Statement of Policy on Brokerage Practices which may be modified by
                                       WMC from time to time.
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Investment Objectives and Guidelines   The investment objectives and guidelines for each Account are stated
                                       in the investment management agreements between WMC and each client, a copy of which has been or will be provided to Affiliate and which is or will be incorporated herein by this reference and/or in the currently effective Prospectus and Statement of Additional
                                       Information filed with the Securities and Exchange Commission and delivered to WMC and in any written instructions of such client of
                                       WMC. Affiliate will invest and reinvest assets in each Account in such manner as it believes is suitable pursuant to such Account's investment objectives and in accordance with such Account's guidelines.
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Appraisal of Accounts                  WMC will provide Affiliate with a quarterly appraisal of each
                                       Account as of such dates from time to time agreed upon between the parties (the "Appraisal Date").

                                       Such appraisal shall be in the form of a written summary of assets of each Account on the Appraisal Date, or such other form as from time to time agreed upon between the parties. WMC endeavors to value all securities at fair market value as determined by WMC in good faith and in accordance with standard industry practice.
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Advisory Fee                           WMC will compensate Affiliate hereunder as agreed between the parties from time to time and as described in the WMC-WMIL
                                       Inter-Company Services Agreement.
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Procedures                             All transactions will be consummated by payment to, or delivery by, the party that WMC or the Account designates in writing as the custodian (the "Custodian"), of all cash and/or securities due to or from the Account. Neither WMC nor Affiliate shall act as custodian for any Account under this agreement. Instructions of WMC or
                                       Affiliate to the Custodian shall be made in writing and sent by first-class mail, or by use of a mutually agreed upon method of electronic transmission, or at the option of WMC, orally, and confirmed in

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                        WMC - WMIL Sub-Advisory Agreement

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                                       writing as soon as practical thereafter. WMC shall instruct all brokers, dealers and/or other financial intermediaries executing orders on behalf of each Account to forward to the relevant
                                       Custodian, and to WMC's clients upon WMC's request, copies of all transaction confirmations promptly after execution of transactions. WMC and/or its clients whose Accounts are managed pursuant to this Agreement will instruct the Custodian to provide
                                       WMC or Affiliate with such periodic reports concerning the status of each such Account as WMC or Affiliate may reasonably request. WMC or
                                       Affiliate shall from time to time certify to the Custodian the name of the person or persons authorized to act on WMC or Affiliate's behalf, as the case may be.

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Administrative Services                With respect to each Account, WMC will provide such operational, administrative, internal accounting and record-keeping services as are required under the respective WMC Subadvisory Agreements with respect of the Accounts. Such services are understood to include, but not be limited to, record-keeping and monthly appraisals for the
                                       Accounts.

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Services to Other Clients              It is understood that Affiliate may provide investment management and advisory services for other clients, including registered investment companies. It is further understood that Affiliate may take investment action or give advice on behalf of such other clients which differs from investment action taken on behalf of the
                                       Accounts. If a purchase or sale of securities or other assets for multiple client accounts is deemed by Affiliate to be advisable and is considered at or about the same time, and Affiliate is unable to purchase or sell the amount of securities or other assets in the aggregate amount then contemplated by Affiliate on behalf of the client accounts, the transactions in such securities or other assets will be allocated among the client accounts contemporaneously purchasing or selling as deemed equitable by Affiliate.

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Liability of Affiliate                 In rendering services under the Agreement, Affiliate will not be subject to any liability to WMC or to any other party for any loss or error, unless such loss or error results from a breach of the
                                       Agreement, willful misfeasance, bad faith or gross negligence on
                                       Affiliate's part in the performance of, or failure to perform, its obligations or duties under the Agreement. Nothing herein shall in any way constitute a waiver or limitation of any right of any person under any applicable law.

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                        WMC - WMIL Sub-Advisory Agreement

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Representations by Affiliate           By execution of the Agreement, Affiliate represents that: (i) the agreement has been duly authorized by appropriate action and when so executed and delivered will be binding upon Affiliate in accordance with its terms; (ii) Affiliate will deliver to WMC evidence of such authority as WMC may reasonably request, whether by way of a certified resolution or otherwise; (iii) Affiliate is registered as an investment adviser under the U.S. Investment Advisers Act of
                                       1940, as amended ("Advisers Act") and will continue to be so registered for so long as this Agreement remains in effect; and (iv)
                                       Affiliate is not prohibited by the U.S. Investment Company Act of
                                       1940, as amended, or the Advisers Act from performing the services contemplated by this Agreement.

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Representations by WMC                 By execution of the Agreement, WMC represents that: (i) the terms hereof do not violate any obligation by which WMC is bound, whether arising by contract, operation of law or otherwise; (ii) the
                                       Agreement has been duly authorized by appropriate action and when so executed and delivered will be binding upon WMC in accordance with its terms; (iii) WMC will deliver to Affiliate evidence of such authority as Affiliate may reasonably request, whether by way of a certified resolution or otherwise; and (iv) the delegation of investment management responsibilities under this Agreement has been disclosed to and approved by the respective clients to WMC.

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Assignment                             This Agreement will terminate automatically in the event of its assignment (as defined in the Advisers Act).

                                       The parties agree that this Agreement is not intended to be an assignment, as such term is defined in the Advisers Act, of the WMC
                                       Subadvisory Agreements with respect to each Account, and is intended to be a delegation to a controlled affiliate which does not amount to an assignment under the Advisers Act.

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Term and Termination                   This Agreement shall be effective on June 1, 2004 and shall continue for an indefinite period, subject to termination as provided herein.
                                       This agreement may be terminated, without the payment of any penalty, by either party upon 120 days' written notice to the other party.

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Entire Agreement                       This Agreement represents the entire agreement between the parties with respect to the sub-advisory services provided to WMC by
                                       Affiliate as

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                        WMC - WMIL Sub-Advisory Agreement

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                                       contemplated herein, and supercedes all prior agreements on such services between the parties.

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Construction of Agreement              The Agreement shall be construed and the rights and obligations of the parties under the Agreement enforced in accordance with the laws of the Commonwealth of Massachusetts to the extent not pre-empted by applicable federal law of the United States of America.

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Amendments                             The Agreement may be amended only by means of a written document signed by a duly authorized representative of each party.

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Counterparts                           The Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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Notice                                 Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed:

                                       To WMC at:

                                       Wellington Management Company, LLP
                                       75 State Street
                                       Boston, MA 02109

                                       To Affiliate at:

                                       Wellington Management International Limited
                                       Stratton House, 1 Stratton Street
                                       London,  W1J 8LA, England

                                       Or such other addresses as may be provided to the other party in writing from time to time.

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Investment Companies Registered        The following provisions of the Agreement apply only with respect to
under the 1940 Act                     Accounts that are registered investment companies under the
                                       Investment Company Act of 1940, as amended ("1940 Act") or series or portfolio segments thereof, and will govern the arrangements with respect to such Accounts to the extent that there

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                        WMC - WMIL Sub-Advisory Agreement

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                                       is any inconsistency or ambiguity between such provisions and the other provisions of the Agreement.

                                       Affiliate will provide services under this Agreement in accordance with an Account's investment objective, policies and restrictions as stated in the currently effective registration statement under the
                                       1940 Act with respect to such Account, and any amendments or supplements thereto ("Registration Statement").

                                       In all matters relating to the performance of this Agreement,
                                       Affiliate will seek to act in conformity with the governing instruments with respect to an Account and the Registration
                                       Statement and with the written instructions and written directions of the board of directors/trustees of the Account and the
                                       supervising adviser to the Account; and will comply with the requirements of the 1940 Act, and the Advisers Act, and the rules under each, and the Internal Revenue Code of 1986, as amended
                                       ("Code"). WMC agrees to provide to Affiliate copies of Account's governing instruments, Registration Statement, written instructions and directions of the board and supervising adviser with respect to an Account, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to Affiliate in writing any broker-dealers that are affiliated with Account. For the avoidance of doubt, no provision of this Agreement, or the performance hereunder, is intended to relieve WMC of any of its obligations, duties or undertakings to the client or in respect of the Accounts contained in the respective WMC Subadvisory Agreements which is incorporated by reference into this Agreement).

                                       During the term of this Agreement, Affiliate will bear all expenses incurred by it in connection with its services under this Agreement.
                                       Affiliate shall not be responsible for any expenses incurred by the
                                       Account or its supervising adviser.

                                       In no event will Affiliate have any responsibility for any other series of a trust or corporation of which the Account is a part. In particular, in the event Affiliate shall manage only a portion of an investment company's investments, Affiliate shall have no
                                       responsibility for such investment company being in violation of any applicable law or regulation or investment policy or restriction applicable to the investment company as a whole or for the investment company's failing to

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                        WMC - WMIL Sub-Advisory Agreement

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                                       qualify as a regulated investment company under the Code,
                                       if the securities and other holdings of the
                                       segment of the investment company constituting the Account managed by Affiliate are such that such segment would not be in such violation or would not fail to so qualify if such segment were deemed a separate series of a trust or corporation or a separate
                                       "regulated investment company" under the Code. Nothing in the foregoing shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

                                       Affiliate will promptly notify WMC and the Account's supervising adviser of the occurrence of any event that would disqualify
                                       Affiliate from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

                                       As of the date of this Agreement, Affiliate's application for registration as an investment adviser under the Advisers Act is pending with the SEC. It is understood and agreed that Affiliate will not be authorized to serve as a sub-adviser under this
                                       Agreement until its registration as an investment adviser under the
                                       Advisers Act is effective. Affiliate will be so authorized following the effectiveness of its registration as an investment adviser and written notification of that fact to the supervising adviser and the
                                       Account.

                                       Affiliate and WMC adopted a joint written code of ethics complying with the requirements of Rule 17j-1 under the 1940 act and will provide Account's supervising adviser and board with a copy of such code of ethics, together with evidence of its adoption.

                                       Affiliate has provided the Account's supervising adviser with a copy of its Form ADV, as most recently filed with the Securities and
                                       Exchange Commission ("SEC"), and will furnish a copy of its Form ADV at least annually.

                                       This Agreement shall become effective on June1, 2004, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those directors/trustees of the Account who are not parties to this Agreement or interested persons of any such party or of the Account ("Independent
                                       Trustees"), cast in person at a meeting called for the purpose of voting on such approval.

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                        WMC - WMIL Sub-Advisory Agreement

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                                       This Agreement shall continue in full force and effect until
                                       December 31, 2004, and from year to year thereafter if such continuance is approved in the manner required by the 1940 Act. This
                                       Agreement may be terminated with respect to an Account only in the same manner as the WMC Subadvisory Agreement in respect of such
                                       Account may be terminated.

                                       This Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

                                       The parties agree that this Agreement is not intended to be an assignment, as such term is defined in the 1940 Act, of the WMC
                                       Subadvisory Agreements with respect to each Account, and is intended to be a delegation to a controlled affiliate which does not amount to an assignment under the 1940 Act.

                                       This Agreement will terminate automatically upon termination of either the management agreement of the supervising adviser relating to an Account or WMC Sub-advisory Agreement, as each relates to such
                                       Account.

                                       No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved by a vote of a majority of the Independent Trustees.

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                        WMC - WMIL Sub-Advisory Agreement

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Signatures                             Wellington Management Company, LLP

                                       By: /s/ Duncan M. McFarland
                                           -------------------------------------------
                                           Name: Duncan M. McFarland
                                           Title: Chairman and Chief Executive Officer

                                       Agreed and Accepted To:

                                       Wellington Management International Limited

                                       By: /s/ Perry M. Traquina
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                                           Name: Perry M. Traquina
                                           Title: Director

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                        WMC - WMIL Sub-Advisory Agreement
                         Attachment A - List of Accounts

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                                       Seligman Global Smaller Companies Fund, a series of Seligman Global
                                       Fund Series, Inc.

                                       Seligman Global Smaller Companies Portfolio, a series of Seligman
                                       Portfolios, Inc.

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